                                 EXHIBIT 11.1
                        YES! ENTERTAINMENT CORPORATION
             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

                   (in thousands, except per share amounts)

                                                        Three months ended September 30,        Six months ended September 30,
                                                        --------------------------------        ------------------------------
                                                          1996                    1995            1996                  1995
                                                        --------                --------        ---------             --------

Net income (loss)                                       $  3,391                $  3,080        $   1,285             $   (817)
Computation of weighted average common and common
   equivalent shares outstanding:
        Weighted average common shares outstanding        14,005                   8,984           13,843                3,963
        Weighted average options outstanding                 454                     449              341
        Weighted average warrants outstanding                455                   1,317              455
        Common equivalent shares from stock options
           granted or issued during the twelve-month
           period prior to the Company's proposed
           initial public offering                                                     -                                    58
                                                        --------                --------        ---------             --------
Shares used in computing net loss per share               14,913                  10,750           14,638                4,021
                                                        ========                ========        =========             ========
Net income (loss) per share                             $   0.23                $   0.29        $    0.09             $  (0.20)
                                                        ========                ========        =========             ========
